                                                                                                                                                                                                                     Exhibit 99.2

Worldwide Communications:

Media Relations Office: 847.700.5538

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FOR IMMEDIATE RELEASE

UAL CORPORATION REPORTS RESTRUCTURING PROGRESS

First Quarter Operating Loss of $211 Million Reflects

Strong Improvement of $602 Million Year-Over-Year

Passenger Unit Revenue Up 14%, Outperforming the Industry

Unit Costs Down 11%; Excluding Fuel, Unit Costs Dip 14%

UAL Clears Major Issues On the Path to Exit from Bankruptcy

CHICAGO, April 29, 2004 - UAL Corporation (OTCBB: UALAQ.OB), the holding company whose primary subsidiary is United Airlines, today reported its first-quarter 2004 financial results, which continue to demonstrate significant progress in the company's restructuring.

UAL's first-quarter operating loss was $211 million, a strong improvement of $602 million over first-quarter results last year. This reflects the company's continuing efforts to restructure its business by lowering costs, increasing productivity and improving revenue performance. UAL reported a net loss of $459 million, or a loss per basic share of $4.17, which includes $143 million in special and reorganization items described in the notes to the financial tables. The majority of reorganization charges resulted from non-cash items caused by the rejection of aircraft. Excluding the special and reorganization items, UAL's net loss for the first quarter totaled $316 million, or a loss per basic share of $2.89.

"We are doing exactly what we said we would do to be able to succeed in the new revenue environment-maintaining a relentless focus on reducing costs and improving efficiency," said Glenn Tilton, chairman, president and chief executive officer. "But, there is still a lot of work ahead of us. Like the rest of the industry, we are impacted by fuel prices. Unlike our peers, though, we have landmark, consensual six-year labor agreements that will differentiate us competitively in the years ahead."

Tilton cited several of United's achievements in the first quarter:

     Cleared major issues on path to exit, including pension legislation that defers a portion of our 2004 and 2005 pension funding obligations to future years; a court ruling that our municipal bonds in Los Angeles, New York and San Francisco were pre-petition debt; and a recently approved transition agreement that ensures seamless service for United Express customers formerly served by Atlantic Coast Airlines;
    Increased passenger unit revenue 14% compared to last year, an improvement that outperformed the industry;
    Reduced mainline unit costs by 11%. Excluding fuel, unit costs dropped by 14%, an improvement that also outperformed the industry;
    Improved earnings from operations by $602 million over the same quarter a year ago;
    Introduced Ted's lower-fare service to leisure travel destinations across the country with a current daily total of about 120 flights to a number of leisure destinations from United's hubs in Denver, Washington Dulles, San Francisco and Los Angeles. For the month of March, Ted had 89 percent load factor and on-time arrivals :14 were at 88 percent. Booking growth on Ted flights continues to match or exceed capacity additions;
    Announced new international routes - United will begin Beijing-San Francisco and Chicago-Osaka service in June. United also announced this week that it will be the first U.S. commercial carrier to provide service to Vietnam, implementing daily San Francisco-Ho Chi Minh City service via Hong Kong as soon as the necessary regulatory procedures have been completed by the relevant Vietnamese and U.S. government agencies; and
    Introduced dynamic new aircraft livery and launched the "It's Time to Fly" print and TV advertising and brand campaign to further re-engage customers.
Jake Brace, United's executive vice president and chief financial officer, said, "In the first quarter, United's financial performance was right on plan with the exception of fuel costs. Our revenue performance met our expectations in the seasonally weak first quarter, but, like the rest of the industry, United has been adversely impacted by historically high fuel prices. Looking ahead, we are encouraged by strong bookings as we move into the second and third quarters - our high demand season."

Financial Results Continue Improvement

The company recorded positive operating cash flow of over $4 million per day in the quarter. UAL ended the quarter with a strong cash balance of $2.6 billion, including $683 million in restricted cash. UAL's first-quarter 2004 operating revenues were $3.7 billion, up 17% compared to first quarter 2003. Load factor increased 3.6 points to 75.3% as traffic increased 5.8% on a 0.8% increase in capacity. In March, load factor reached a record 80.1%, up 6.4 points over March 2003. Passenger unit revenue was 14% higher on a 9% yield increase. Although year-over-year unit revenue improvement was aided by last year's weakness, our route and capacity adjustments, aggressive marketing and sales activities helped United outperform the industry by a wide margin.

Total operating expenses for the quarter were $3.9 billion, down 1% from the year-ago quarter.

Salaries and related costs decreased $287 million or 19% for the quarter. Productivity (available seat miles divided by manpower) was up 13% for the quarter year-over-year.

Aircraft rent decreased $64 million or 32% compared to first quarter 2003. UAL is on track to achieve average annual cash savings of $900 million from the Section 1110 process.

Average fuel price for the quarter was 107.4 cents per gallon, up 4% year-over-year.

Aircraft maintenance, which includes primarily maintenance outsourcing and maintenance materials, increased $67 million or 57% year-over-year.

The company had an effective tax rate of zero for the first quarter, which makes UAL's pre-tax loss the same as its net loss.

Operational Performance Among the Best in UAL History

The company continued to deliver outstanding operational performance for the first quarter 2004. Sixty-nine percent of United flights departed exactly on time during the quarter, nine percentage points better than the goal set by the company for its new employee incentive program. Customer satisfaction ratings were among the highest the company has received. Customer definite intent to repurchase and passenger ratings of reservations, check-in and comfort were at all-time highs for the quarter.

Glenn Tilton said, "As we restructure our finances we are also changing the way we do business, shifting our company culture to concentrate on performance and accountability. United employees this week received their first payments as part of the company's Success Sharing program, which rewards employees for meeting the company's business objectives, including on-time performance and customer intent to repurchase. I want to congratulate all our employees on delivering a record for the quarter that we can be proud of and that demonstrates the kind of hard work and shared focus on our customers we need to compete effectively."

Outlook

Booked load factors for May & June are above last year.  Domestic load factors are strong while international bookings and capacity are up significantly versus last year's depressed base. Capacity for 2004 is expected to be up about 5% compared to 2003.

March Monthly Operating Report Includes Operating Profit

UAL today also filed with the United States Bankruptcy Court its Monthly Operating Report for March. The company posted a small operating profit for March. The cash balance increased $77 million during the month. In addition to meeting its DIP covenants for March 2004, the company made the first two of its five scheduled payments (of $60 million), to repay its DIP loan from Bank One in March and April.

News releases and other information about United Airlines can be found at the company's website, www.united.com.

The Notes attached to the Statement of Consolidated Operations show a reconciliation of the reported net income to the net loss excluding special charges, as well as a reconciliation of other financial measures, including and excluding special charges.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the Company's current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties relating to the operations and business environments of the Company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the Company's ability to continue as a going concern; the Company's ability to operate pursuant to the terms of the DIP Financing; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the Company's ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusive period for the Company to propose and confirm one or more plans of reorganization, the potential adverse impact of the Chapter 11 Cases on the Company's liquidity or results of operations; the appointment of a Chapter 11 trustee or conversion of the cases to Chapter 7; the costs and availability of financing; the Company's ability to execute its business plan; the Company's ability to attract, motivate and/or retain key employees; the Company's ability to attract and retain customers; demand for transportation in the markets in which the Company operates; general economic conditions; the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of aviation fuel; the costs associated with security measures and practices; competitive pressures on pricing (particularly from lower-cost competitors); government legislation and regulation; and other risks and uncertainties set forth from time to time in UAL's reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized. The Company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

# # #

UAL CORPORATION AND SUBSIDIARY COMPANIES
DEBTOR AND DEBTOR-IN-POSSESSION
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
(In Millions, Except Per Share)

(In accordance with GAAP)				Three Months Ended March 31
				2004	2003	% Change
Operating revenues:
Passenger - United Airlines				$ 2,933	$ 2,548	15.1
- Regional Affiliates*				293	-
Cargo				148	164	(9.8)
Other operating revenues				358	472	(24.2)
				3,732	3,184	17.2
Operating expenses:
Salaries and related costs				1,249	1,536	(18.7)
Aircraft fuel				603	571	5.6
Purchased services				352	334	5.4
Aircraft rent				137	201	(31.8)
Landing fees and other rent				231	240	(3.8)
Depreciation and amortization				230	234	(1.7)
Aircraft maintenance				185	118	56.8
Commissions				81	65	24.6
Regional affiliates*				374	-
Other operating expenses				501	698	(28.2)
				3,943	3,997	(1.4)

Loss from operations				(211)	(813)

Other income (expense):
Interest expense				(120)	(143)	(16.1)
Interest capitalized				-	1
Interest income				10	5	100.0
Equity in losses of affiliates				(3)	-
Non-operating special charge				(13)	(137)	(90.5)
Miscellaneous, net				8	(8)	(200.0)
				(118)	(282)

Loss before reorganization items and income taxes				(329)	(1,095)
Reorganization items, net				(130)	(248)

Loss before income taxes				(459)	(1,343)
Provision (credit) for income taxes				-	-
Net loss				$ (459)	$ (1,343)

Loss per share, basic				$ (4.17)	$ (14.16)

Weighted average shares				110.6	95.0
_____________
See accompanying notes.

*Regional affiliates include Air Wisconsin Airlines Corporation, Mesa Air Group, SkyWest Airlines and Trans States Airlines. Prior period amounts have not been reclassified. See Note 3.

Consolidated Notes (Unaudited)

(1)	UAL Corporation ("UAL") is a holding company whose principal subsidiary is United Air Lines, Inc. ("United"). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois.

(2)	In connection with its bankruptcy proceedings, the Company recorded $130 million and $248 million in reorganization items in the first quarter of 2004 and 2003, respectively. Reorganization items consisted of the following (in millions):
			Three-month Period
			2004	2003
	Aircraft rejection charges		$ 121	$ -
	Transfer of lease certificates		-	215
	Professional fees		34	34
	Severance and employee retention		7	-
	Interest income		(4)	(3)
	Other		(28)	2
			$ 130	$ 248

	Aircraft rejection charges include the Company's estimate of claims incurred as a result of the rejection of certain aircraft as part of the bankruptcy process.

	In the first quarter of 2003, United renegotiated certain off-balance sheet aircraft leases and surrendered its portion of the lease debt to the original equity participant. Accordingly, the Company's investment in these certificates was reduced to zero and the Company recognized a $215 million non-cash charge in reorganization items.

(3)	During the second half of 2003, United changed its classification of United Express ("UAX") revenues and expenses for United Express carriers Air Wisconsin Airlines Corporation, Mesa Air Group, SkyWest Airlines and Trans States Airlines in conjunction with new or substantially revised agreements with those carriers. Previously, revenues and expenses were netted and recorded in passenger revenue. In accordance with Emerging Issues Task Force No. 01-08, "Determining Whether an Arrangement Contains a Lease", the Company concluded that the revised agreements are leases and required to be recorded gross on the income statement. Therefore, amounts for these United Express carriers are recorded as "regional affiliates revenue" and "regional affiliates expense". Prior period amounts have not been reclassified.
	United was not able to reach a comparable market-based arrangement with United Express carrier Atlantic Coast Airlines ("ACA"). As a result, the revenues and expenses related to ACA continue to be included net in passenger revenues. On April 2, 2004, United and ACA agreed to end the UAX relationship and entered into a formal transition agreement providing for an orderly transition of UAX flying and ground handling. United is planning to replace the ACA flying with a combination of six regional airlines (and some United mainline service) including some new UAX carriers that we expect to account for as leases in conjunction with EITF-01-08.

(4)	In the first quarter of 2004, the Company recorded a $13 million write-down to the value of the non-operating B767-200s to net realizable value. In the first quarter of 2003, the Company recorded a non-operating special charge of $137 million in connection with the write-down of the Company's investment in Air Canada preferred stock ($46 million) and to recognize a liability for the Company's guarantee of Air Canada debt ($91 million).

(5)	Included in UAL's results of operations are the results of its wholly owned subsidiary United Aviation Fuels Corporation ("UAFC"). During the first quarters of 2004 and 2003, UAFC recorded revenues of $129 million and $290 million, respectively, for fuel sales to third parties.

(6)	Included in passenger revenue is approximately $60 million of income resulting from out of period adjustments. Shown below is the impact these adjustments had on the Company's revenue statistics.

		2004
	GAAP Yield (cents)	11.09
	Less: Adjustments (cents)	(0.23)
	Yield excluding adjustments (cents)	10.86

		2004
	GAAP Passenger unit revenue (cents)	8.40
	Less: Adjustments (cents)	(0.17)
	Passenger unit revenue excluding
	adjustments (cents)	8.23

		2004
	GAAP Unit revenue (cents)	9.55
	Less: Adjustments (cents)	(0.17)
	Unit revenue excluding
	adjustments (cents)	9.38

(7)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that the reported non-GAAP financial results are more consistent with the Company's true operating performance as they exclude certain unusual non-cash items. Statistical information is for United Mainline operations only.

		Three-month Period
		In Millions		EPS
		2004	2003	2004	2003
	GAAP net loss	$ (459)	$ (1,343)	$ (4.17)	$ (14.16)
	Adjusted for:
	Non-operating special items	13	137	0.11	1.43
	Reorganization items, net	130	248	1.17	2.62
		$ (316)	$ (958)	$ (2.89)	$ (10.11)

		Three-month Period
		2004		2003
	Operating expense per asm (cents)	10.18		11.47
	Less: Fuel expense	(1.72)		(1.64)
	Operating expense per asm
	excluding fuel (cents)	8.46		9.83

UNITED AIR LINES, INC AND SUBSIDIARY COMPANIES
DEBTOR AND DEBTOR-IN-POSSESSION

				Three Months Ended March 31
				2004	2003	% Change
OPERATING STATISTICS
United Air Lines Mainline Jet Operations

Revenue passengers (in thousands)				15,968	15,688	1.8

Revenue passenger miles (in millions)				26,277	24,843	5.8

Available seat miles (in millions)				34,910	34,643	0.8

Passenger load factor (percent)				75.3	71.7	+3.6 pt.

Breakeven passenger load factor (percent)				83.1	96.1	-13 pt.

Passenger revenue per passenger mile - yield (cents)				11.09	10.16	9.2

Passenger revenue per available seat mile - passenger
unit revenue (cents)				8.40	7.36	14.1

Operating revenue per available seat mile - unit revenue (cents)				9.55	8.97	6.5

Operating expenses per available seat mile - unit cost (cents)				10.18	11.47	(11.2)

Operating expenses per available seat mile excluding
fuel expense (cents)				8.46	9.83	(13.9)

Average price per gallon of jet fuel (cents)				107.4	103.2	4.1

Number of aircraft in operating fleet at end of period				530	567

Average full-time equivalent employees (thousands)				59.4	67.5	(12.0)